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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of our report dated February 28, 2003, except for Note 1, for which the date is June 5, 2003, relating to the financial statements of Crum & Forster Holdings Corp., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts", "Summary Financial Data" and "Selected Historical Consolidated Financial Data" in such Registration Statement.




PricewaterhouseCoopers LLP

New York, New York
August 6, 2003